Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S‑3D (File No. 333‑182768) of Sterling Real Estate Trust of our report dated March 30, 2015, relating to the consolidated financial statements and supplementary schedule, which appears on page F‑2 of the annual report of Sterling Real Estate Trust on Form 10‑K for the year ended December 31, 2014.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Chicago, Illinois

March 30, 2015